Cambium Learning Group Announces Third Quarter Earnings

Company Beginning to See Improvement in Order Volume in the Fourth Quarter

Nov 8, 2012
4:05pm

DALLAS, Nov. 8, 2012 /PRNewswire/ — Cambium Learning Group, Inc. (NASDAQ: ABCD, the “Company”), the leading educational company focused primarily on serving the needs of at-risk and special student populations, will hold a conference call today at 5:00 p.m. Eastern Time to discuss 2012 third-quarter earnings. The call will be based on unaudited financial results through September 30, 2012.

	Three Months Ended				Nine Months Ended
(In millions)	September 30, 2012	September 30, 2011	$Change	% Change	September 30, 2012	September 30, 2011	$Change	% Change

GAAP net revenues	$46.0	$52.9	$(6.9)	-13%	$114.2	$140.8	$(26.6)	-19%
Change in deferred revenue	13.2	11.9	1.3	11%	6.4	5.9	0.5	8%
GAAP net income
(loss)	(2.2)	3.1	(5.3)	-171%	(45.0)	(2.9)	(42.1)	1452%
EBITDA	11.1	17.0	(5.9)	-35%	(5.9)	37.7	(43.6)	-116%
Adjusted EBITDA	12.5	17.6	(5.1)	-29%	16.9	38.0	(21.1)	-56%

(Logo:  http://photos.prnewswire.com/prnh/20100129/CLGROUPLOGO)

The third quarter of 2012 continues to be challenging in replicating the order volume achieved in 2011 when American Recovery and Reinvestment Act (“ARRA”) funding was still in place. The Company continues to see order volume decline in each of its three operating segments for the full nine months; however, the Company saw sales growth in the Cambium Learning Technologies (“CLT”) segment in the third quarter and the service offerings within the Voyager Learning segment, led by the school turnaround offering, continue to grow.  Overall in Q3 we started to see some abatement in the negative trends from the first half of the year, led by our student-directed learning applications and turnaround services. Additionally, to date in the fourth quarter, order volumes have improved over prior year when compared with the same quarter-to-date time period in 2011.

“While the challenging funding environment continued to weigh on order volumes in the third quarter, we are beginning to see favorable year-over-year comparative trends and expect to sustain those improvements through the remainder of the fourth quarter,” said Ron Klausner, chief executive officer of Cambium Learning Group, Inc.

•	Company order volume decreased 9.6% for the three months ending September 30, 2012, versus a decline in the first half of the year of 21.4%, indicating a slowing of the year-over-year declines.

•	Through November 7, 2012, the Company has experienced an increase in order volume in the fourth quarter of over 10%, providing further indication that year-over-year declines in order volume are abating.

•	Company order volume decreased 16% for the first nine months of 2012 versus the first nine months of 2011. Order volume changes by business unit were as follows:

•	Voyager Learning decreased 22%

•	CLT decreased 3%

•	Sopris Learning decreased 22%

•	Within the CLT unit, order volumes of the combined Learning A-Z and ExploreLearning product lines continued to grow, but this combined growth was offset by continued declines in order volumes of the Kurzweil Educational Systems® and IntelliTools® technology based products.

•	GAAP net revenues for the first nine months declined by 19% to $114.2 million compared with $140.8 million in 2011. The decline was primarily caused by the decline in order volume. GAAP net revenues by business unit for the first nine months of the year and the percentage change from the first nine months of 2011 were as follows:

•	Voyager Learning: $58.6 million, down 28%

•	CLT: $38.2 million, up 1%.

•	Sopris Learning: $17.5 million, down 21%

•	On an adjusted basis, EBITDA was $16.9 million in the first nine months of 2012, down $21.1 million from $38.0 million in the comparable period in 2011. The decline in adjusted EBITDA is primarily the result of a $26.6 million decline in revenues, and an increased 2012 investment in development, made primarily in the growing online-based products segment. However, this was partially offset by lower costs associated with lower order volumes and cost reduction efforts.

•	The first nine months reported cash used in operations of $12.8 million due primarily to the nature of the Company’s operations, which are highly seasonal. The first half is typically cash-flow negative due to declines in order volumes while investment in key areas has been maintained.

•	The Company has cash and cash equivalents of $35.1 million on the balance sheet as of September 30, 2012, and the balance has been rising since that date and is expected to continue increasing by the end of 2012.

•	The Company has progressed with and has expanded the scope of its re-engineering and restructuring effort that began in late 2011 and will continue through the end of 2012. This effort is intended to realign the Company’s resources and skill sets with emerging digital trends, align our organizational and cost structure to our strategic goals, enhance the customer experience, and provide significant cost reductions in several operational areas through re-engineering and optimizing certain key processes. Savings are designed to provide financial flexibility to invest in growth areas or improve future earnings potential.

Third Quarter 2012 Business Highlights

•	The Company announced on September 27, 2012, that Thomas Kalinske, executive chairman of Global Education Learning, an online business teaching English to non-English speaking children in Asia, was appointed as the Company’s chairman of the board. Mr. Kalinske has been a member of the Company’s Board since February 2010.

•	The ComputED Gazette announced that five Cambium Learning Group online programs, ExploreLearning Gizmos®, ExploreLearning Reflex™, VmathLive®, Ticket to Read® and firefly®, were named winners in its 17th Annual 2012 Education Software Review Awards (EDDIES). The EDDIES target content-rich and innovative programs and websites that augment classroom curriculum and improve the productivity of teachers. Winning products provide teachers and parents alike with technology that fosters educational excellence and are chosen from titles submitted by publishers worldwide.

•	On August 13, 2012, Voyager Learning announced an update to its VmathLive program, a web-based online math resource that creates a stimulating game environment for students in grades 2-8. Math will virtually “unfold” for students using VmathLive as they gain greater confidence in their math abilities and improve their results in a unique origami-themed program.

•	Kurzweil 3000® firefly by Kurzweil Educational Systems received an Honorable Mention in the 2012-13 Reader’s Choice Awards sponsored by eSchoolMedia, the parent organization of eSchoolNews, eCampusNews, and eClassroomNews. The winning products were chosen after 1300 readers submitted their top choices for products that made the greatest impact on their schools.

•	Sopris Learning released innovative educator tools to support RAVE-O®: Proven Literacy Intervention: RAVE-O Town, www.raveotown.com, and RAVE-O Online Training, www.soprislearningtrainingcenter.com.

Non-GAAP Financial Measures

EBITDA, Adjusted EBITDA and Adjusted Net Revenues are not prepared in accordance with GAAP and may be different from non-GAAP financial measures used by other companies. Non-GAAP financial measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. The Company believes that these non-GAAP measures provide useful information to investors because they reflect the underlying performance of the ongoing operations of the Company, and provide investors with a view of the Company’s operations from management’s perspective. Adjusted EBITDA and Adjusted Net Revenues remove significant purchase accounting, non-operational or certain non-cash items from earnings. The Company uses Adjusted EBITDA and Adjusted Net Revenues to monitor and evaluate the operating performance of the Company and as the basis to set and measure progress towards performance targets, which directly affect compensation for employees and executives. The Company generally uses these non-GAAP measures as measures of operating performance and not as measures of the Company’s liquidity.  The Company’s presentation of EBITDA, Adjusted EBITDA and Adjusted Net Revenues should not be construed as an indication that future results will be unaffected by unusual, non-operational or non-cash items.

Investor Conference Call

The company will provide additional commentary on today’s conference call. To listen to the Company’s upcoming conference call, please dial (800) 860-2442 and reference “Cambium Learning” at 5:00 p.m. Eastern Time on Thursday, November 8, 2012. The call will be recorded and archived until Friday, December 7, 2012, and can be replayed by calling (877) 344-7529 and entering ID#10019972. The conference call will also be Webcast and available on the Company’s Website at http://cambiumlearning.investorroom.com/events.

About Cambium Learning Group, Inc.

Cambium Learning® Group (NASDAQ: ABCD) is the leading educational company focused primarily on serving the needs of at-risk and special student populations. The company is comprised of three business units: Voyager Learning, provides comprehensive print and online intervention solutions,  professional development, and school turnaround offerings and includes Lincoln National Academy, Class.com, and Voyager Education Services; Sopris Learning is known for supplemental solutions, including assessment, supplemental intervention, positive behavior supports and professional development; and Cambium Learning Technologies develops instructional and assistive technology and represents IntelliTools®, Kurzweil Educational Systems®, Learning A–Z, and ExploreLearning. Cambium Learning Group is committed to providing evidence-based support and expert professional services to empower educators and raise the achievement levels of all students. Learn more at www.cambiumlearning.com.

Media and Investor Contact:
Chris Cleveland
Cambium Learning Group, Inc.
214.932.9474
chris.cleveland@cambiumlearning.com

Forward Looking Statements

Some of the statements contained herein constitute forward-looking statements.  These statements relate to future events, including the future financial performance of Cambium Learning Group, Inc., and involve known and unknown risks, uncertainties and other factors that may cause the markets, actual results, levels of activity, performance or achievements of Cambium Learning Group, Inc. to be materially different from any actual future results, levels of activity, performance or achievements.  These risks and other factors you should consider include, but are not limited to, the ability to successfully attract and retain a broad customer base for current and future products, changes in customer demands or industry standards, success of ongoing product development, maintaining acceptable margins, the ability to control costs, K-12 enrollment and demographic trends, the level of educational and education technology funding, the impact of federal, state and local regulatory requirements on the business of the company, the loss of key personnel, the impact of competition, the uncertainty of general economic conditions and financial market performance, and those other risks and uncertainties listed under the heading “RISK FACTORS” in Cambium Learning Group, Inc.’s Form 10-K. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue,” “projects,” “intends,” “prospects,” or “priorities,” or the negative of such terms, or other comparable terminology. These statements are only predictions.  Actual events or results may differ materially. Cambium Learning Group, Inc. does not assume or undertake any obligation to update the information contained in this press release, and expressly disclaims any obligation to do so, whether as a result of new information, future events or otherwise.

Cambium Learning Group, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(In thousands, except per share data)
	(Unaudited)
	Three Months Ended		Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2012	2011	2012	2011
Net revenues	$45,958	$52,906	$114,242	$140,792
Cost of revenues:
Cost of revenues	14,274	16,318	39,837	45,104
Amortization expense	7,035	6,962	19,984	20,424

Total cost of revenues	21,309	23,280	59,821	65,528
Research and development expense	2,622	2,199	8,606	7,093
Sales and marketing expense	11,331	11,817	35,268	35,594
General and administrative expense	4,837	4,795	15,643	16,136
Shipping and handling costs	1,204	844	2,485	1,995
Depreciation and amortization expense	1,592	1,858	4,842	5,342
Goodwill impairment	—	—	14,700	—
Embezzlement and related expense (recoveries)	493	(56)	452	(2,452)
Impairment of long-lived assets	236	—	3,347	—

Total costs and expenses	43,624	44,737	145,164	129,236
Income (loss) before interest, other income (expense) and income taxes	2,334	8,169	(30,922)	11,556
Net interest expense	(4,628)	(4,950)	(14,032)	(14,237)
Other income, net	163	—	236	365

Income (loss) before income taxes	(2,131)	3,219	(44,718)	(2,316)
Income tax expense	(104)	(155)	(258)	(570)

Net income (loss)	$(2,235)	$3,064	$(44,976)	$(2,886)

Net income (loss) per common share:
Basic net income (loss) per common share	$(0.05)	$0.07	$(0.90)	$(0.06)
Diluted net income (loss) per common share	$(0.05)	$0.07	$(0.90)	$(0.06)
Average number of common shares and equivalents outstanding:
Basic	49,284	46,743	49,722	44,911
Diluted	49,284	47,130	49,722	44,911

Cambium Learning Group, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(In thousands, except per share data)
	September 30,		December 31,
	2012		2011
ASSETS	(unaudited)
Current assets:
Cash and cash equivalents		$35,139	$63,191
Accounts receivable, net		32,915	13,485
Inventory		18,937	21,561
Deferred tax assets		2,800	2,829
Restricted assets, current		4,389	1,393
Assets held for sale		1,847	2,727
Other current assets		5,553	4,735

Total current assets		101,580	109,921
Property, equipment and software at cost		34,667	42,878
Accumulated depreciation and amortization		(13,023)	(12,968)

Property, equipment and software, net		21,644	29,910

Goodwill		99,597	114,297
Acquired curriculum and technology intangibles, net		19,966	26,996
Acquired publishing rights, net		19,910	26,861
Other intangible assets, net		15,517	18,111
Pre-publication costs, net		12,009	10,034
Restricted assets, less current portion		7,063	11,082
Other assets		21,505	22,468

Total assets		$318,791	$369,680

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Capital lease obligations, current		$1,278	$826
Accounts payable		4,402	3,024
Contingent value rights, current		1,717	-
Accrued expenses		17,335	21,203
Deferred revenue, current		45,237	38,984

Total current liabilities		69,969	64,037

Long-term liabilities:
Long-term debt		174,287	174,165
Capital lease obligations, less current portion		3,243	12,294
Deferred revenue, less current portion		4,441	4,304
Contingent value rights, less current portion		5,128	6,684
Other liabilities		16,994	18,126

Total long-term liabilities		204,093	215,573

Stockholders’ equity:
Preferred stock ($.001 par value, 15,000 shares authorized, zero shares
issued and outstanding at September 30, 2012 and December 31, 2011)		-	-
Common stock ($.001 par value, 150,000 shares authorized,
51,208 and 51,162 shares issued, and 48,370 and 49,518 shares
outstanding at September 30, 2012 and December 31, 2011, respectively)		51	51
Capital surplus		282,147	281,240
Accumulated deficit		(229,635)	(184,659)
Treasury stock at cost (2,838 and 1,644 shares at September 30, 2012
and December 31, 2011, respectively)		(6,228)	(4,931)
Other comprehensive income (loss):
Pension and postretirement plans		(1,606)	(1,632)
Net unrealized gain on securities		-	1

Accumulated other comprehensive loss		(1,606)	(1,631)

Total stockholders’ equity		44,729	90,070

Total liabilities and stockholders’ equity		$318,791	$369,680

Reconciliation Between Net Revenues and Adjusted Net Revenues and Between Net Income (Loss)
and Adjusted EBITDA for the Three Months Ended September 30, 2012 and 2011
(In thousands)
(Unaudited)
	Three Months Ended September 30,

2012		2011

Total net revenues	$45,958		$52,906
Non-operational or non-cash costs included in
net revenues but excluded from adjusted net revenues:
Adjustments related to purchase accounting	58		234
Adjusted net revenues	$46,016		$53,140

Net income (loss)	(2,235)		3,064
Reconciling items between net income (loss) and EBITDA:
Depreciation and amortization	8,627		8,820
Net interest expense	4,628		4,950
Income tax expense	104		155

Income from operations before interest, income taxes,
and depreciation and amortization (EBITDA)	11,124		16,989
Non-operational or non-cash costs included in
EBITDA but excluded from Adjusted EBITDA:
Other income, net	(163)		—
Re-engineering and restructuring costs	491		—
Merger and acquisition activities	160		182
Stock-based compensation expense	313		349
Embezzlement and related expenses (recoveries)	493		(56)
Adjustments related to purchase accounting	49		185
Adjustments to CVR liability	54		—
Adjusted EBITDA	$12,521		$17,649

Reconciliation Between Net Revenues and Adjusted Net Revenues and Between Net Loss and
	Adjusted EBITDA for the Nine Months Ended September 30, 2012 and 2011
	(In thousands)
	(Unaudited)
		Nine Months Ended September 30,
		2012	2011
Total net revenues		$114,242	$140,792
Non-operational or non-cash costs included in
	net revenues but excluded from adjusted net revenues:
	Adjustments related to purchase accounting	313	889
Adjusted net revenues		$114,555	$141,681

Net loss		$(44,976)	$(2,886)
Reconciling items between net loss and EBITDA:
	Depreciation and amortization	24,826	25,766
	Net interest expense	14,032	14,237
	Income tax expense	258	570

Income (loss) from operations before interest,
	income taxes, and depreciation and
	amortization (EBITDA)	(5,860)	37,687
Non-operational or non-cash costs included in
	EBITDA but excluded from Adjusted EBITDA:
	Other income, net	(236)	(365)
	Re-engineering and restructuring costs	6,240	—
	Merger and acquisition activities	684	859
	Stock-based compensation expense	518	953
	Embezzlement and related expenses (recoveries)	452	(2,452)
	Adjustments related to purchase accounting	247	756
	Adjustments to CVR liability	161	520
	Goodwill impairment	14,700	—
Adjusted EBITDA		$16,906	$37,958

SOURCE Cambium Learning Group, Inc.